Exhibit 99.1

Meade Instruments Corporation
6001 OAK CANYON, IRVINE, CALIFORNIA 92618-5200 U.S.A.
(949) 451-1450 ■ FAX: (949) 451-1460 ■ www.meade.com

Brent W. Christensen, CFO Meade Instruments Corp. (949) 451-1450	E.E. Wang/Brandi Piacente The Piacente Group (212)481-2050

MEADE INSTRUMENTS FILES
FORM 10-K FOR FISCAL 2006
—NASDAQ Calls for Review of Previous Filing Deadline; Company Expects to File Remaining
Outstanding SEC Filings Shortly—

IRVINE, Calif. – November 28, 2006 – Meade Instruments Corp. (NASDAQ: MEAD) today announced that it has filed its Form 10-K for the fiscal year ended February 28, 2006.

The company also announced that the NASDAQ Listing and Hearing Review Council (“NASDAQ Council”) has called for a review of the Listing Qualifications Panel’s previous decision to allow the Company until November 27, 2006 to complete the filing of its outstanding SEC filings. In connection with this call for review, the NASDAQ Council has determined to stay the decision by the Listing Qualifications Panel that would have resulted in the Company’s securities being de-listed in the event the Company had not filed its outstanding SEC filings by November 27, 2006. It is the understanding of the Company that the stay will remain in effect until the NASDAQ Council completes its review, which could take several weeks. Pending completion of the NASDAQ Council’s review, the Company expects that its securities will continue to trade on the Nasdaq Global Market. Meade expects to complete the filing of its outstanding Form 10-Qs for the fiscal 2007 first and second quarters as promptly as practicable.

FISCAL 2006 FINANCIAL HIGHLIGHTS

•	As previously announced, the Company’s revenues for the fiscal year ended February 28, 2006 were $119.8 million, compared with $111.8 million for the prior fiscal year.

•	Net loss for fiscal 2006 was $(14.0) million, or $(0.72) per share, compared with net loss of $(1.0) million, or $(0.05) per share for fiscal 2005. The fiscal 2006 net loss includes the effect of a valuation allowance on the Company’s deferred tax assets of approximately $ (0.51) per share.

A copy of the Company’s complete Annual Report on Form 10-K will be available on the Company’s website at www.meade.com or by contacting the Company’s investor relations firm at 212-481-2050. In addition, after Meade completes filing of its Quarterly Reports on Form 10-Q for the fiscal 2007 first and second quarters ending May 31, 2006 and August 31, 2006 respectively, the Company will host a conference call for investors to discuss its results and outlook. Details for the conference call will be provided after the Company completes its remaining filings.

About Meade Instruments
Meade is a leading designer and manufacturer of optical products including telescopes and accessories for the beginning to serious amateur astronomer. Meade offers a complete line of binoculars under the Bresser®, Meade® and Simmons® brand names that address the needs of everyone from the casual observer to the serious sporting or birding observer. Meade also offers a complete line of riflescopes under the Simmons®, Weaver® and Redfield® brand names. The Company distributes its products worldwide through a network of specialty retailers, mass merchandisers and domestic and foreign distributors. Additional information on Meade is available at www.meade.com.

“Safe-Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This news release contains comments and forward-looking statements based on current plans, exceptions, events, and financial and industry trends that may affect the Company’s future operating results and financial position expectations. Such statements, including the Company’s ability to complete and file its outstanding SEC filings as promptly as practicable, and the Company’s ability to satisfy the NASDAQ listing requirements in order to avoid de-listing of the Company’s securities, involve risks and uncertainties which cannot be predicted or quantified and which may cause future activities and results of operations to differ materially from those discussed above. Such risks and uncertainties include, without limitation: any delay in the preparation of the Company’s outstanding SEC filings, as well as the other risks and uncertainties previously set forth in the Company’s filings with the Securities and Exchange Commission. The historical results achieved are not necessarily indicative of future prospects of the Company. For additional information, refer to the Company’s filings with the Securities and Exchange Commission.